CONFIDENTIAL

POST-EMPLOYMENT CONSULTING AGREEMENT

ENTERED INTO THIS 11th DAY OF December, 2012

BETWEEN

Kennametal Inc., a Pennsylvania corporation, with offices located at 1600 Technology Way, Latrobe, Pennsylvania 15650 (“KENNAMETAL”), and Philip H. Weihl, residing at 104 Dellview Ct., Greensburg, Pennsylvania 15601(“CONSULTANT”).

WHEREAS, CONSULTANT has been employed by KENNAMETAL for a number of years and will voluntarily retire from employment, effective December 31, 2012;

WHEREAS, KENNAMETAL wishes to retain access to the experience, expertise and services of CONSULTANT, as an independent contractor, to consult, assist and advise from time to time on Board approved manufacturing capital investments and certain other special projects.

NOW, THEREFORE, in consideration of the mutual covenants and conditions as herein set forth and with the intent to be legally bound, the parties hereby agree as follows:

1. RETENTION AND ACCEPTANCE

KENNAMETAL hereby agrees to retain CONSULTANT, as a consultant, and CONSULTANT hereby agrees to act as a consultant for KENNAMETAL. It is the express intention of CONSULTANT and KENNAMETAL that CONSULTANT will act solely as an independent contractor, and that nothing in this Post-Employment Consulting Agreement (“Agreement”) is intended to create the relationship of employer and employee, principal and agent, partnership, or joint venturer as between CONSULTANT and KENNAMETAL.

2. TERM

Although executed prior to the effective date as set forth herein, this Agreement shall become effective on or about January 14, 2013 and shall continue in effect until December 31, 2015(the “Termination Date”), unless sooner terminated upon thirty (30) days written notice by either party.

3. OBLIGATIONS OF CONSULTANT

During the term of this Agreement, CONSULTANT shall:

(a) Remain available, as mutually agreed upon between KENNAMETAL and CONSULTANT from time to time, to consult with and render consulting services for KENNAMETAL, which services shall include providing assistance and advice on strategic manufacturing site investments and associated matters by KENNAMETAL, and such other special projects as may be agreed to by CONSULTANT and KENNAMETAL from time to time. During the term of this Agreement, CONSULTANT will determine solely at his own discretion how to accomplish the services designated from time to time by KENNAMETAL. KENNAMETAL AND CONSULTANT acknowledge and agree the level of consulting services to be provided under this Agreement are reasonably anticipated to not exceed more than 20% of the average level of services the CONSULTANT worked for KENNAMETAL during the immediately preceding 36-month period.

(b) Promptly and fully disclose to KENNAMETAL any and all inventions made or conceived by CONSULTANT solely or jointly with another or others which relate to the business or products of KENNAMETAL, each and all of which inventions CONSULTANT acknowledges shall be and remain the full and exclusive property of KENNAMETAL without further consideration than as specified in Paragraph 4 of this Agreement; CONSULTANT shall, upon KENNAMETAL'S request, execute and deliver all documents and papers as may be required or appropriate to evidence KENNAMETAL'S ownership of such inventions and, if KENNAMETAL so decides to file patents thereon, at KENNAMETAL'S full expense, in the United States and foreign countries; and

(c) Not, during or after the term of this Agreement, without KENNAMETAL'S prior written consent, disclose to any person outside KENNAMETAL, or use other than as required by this Agreement, any information, knowledge or data of KENNAMETAL'S obtained by him during the term of this Agreement.

(d)    Except as required by law, legal process or to reasonably perform CONSULTANT’S duties under this Agreement, CONSULTANT will keep the fact that CONSULTANT entered into this Agreement and the terms of this Agreement confidential and will not disclose them to anyone other than Employee’s spouse and professional advisors, each of whom must first agree to keep the invormation confidential in accordance with the terms of this subparagraph.

4. KENNAMETAL'S OBLIGATIONS

CONSULTANT shall perform the consulting services with reasonable skill, care and diligence, and shall receive instructions either from KENNAMETAL’s functional leader of Kennametal’s Integrated Supply Chain and Logistics unit, or his designee, or such other person as shall be designated by KENNAMETAL from time to time.

KENNAMETAL shall pay to CONSULTANT, as full compensation for his services pursuant to this Agreement, a consulting fee of $300.00 per hour, only upon KENNAMETAL’S specific request for such services from time to time. In addition, to the extent that CONSULTANT is required to travel to locations more than 50 miles from the world headquarters of KENNAMETAL located at 1600

Technology Way, Latrobe, Pennsylvania 15650, KENNAMETAL shall pay to CONSULTANT, as full compensation for his travel time pursuant to this Agreement, a traveling fee of $150.00 per hour, only upon KENNAMETAL’S specific request for such travel from time to time.

CONSULTANT shall assume all reasonable traveling and other out-of-pocket expenses incurred by him while performing consulting services specifically requested by KENNAMETAL from time to time, which will be reimbursed by KENNAMETAL upon submission and approval of a monthly expense summary accompanied by appropriate documentation and receipts. Except as otherwise specifically provided herein, CONSULTANT agrees that he shall be responsible for all costs and expenses incident to the performance of services for KENNAMETAL, including but not limited to all costs of equipment provided by Consultant, all fees, dues, fines, licenses, bonds or taxes required of or imposed against CONSULTANT, and all other of CONSULTANT’S costs of doing business. CONSULTANT shall not be entitled to receive or participate in, or accrue any rights or interest, in any benefit and/or other employee program provided by KENNAMETAL to its active employees.

Within thirty (30) days after the end of each month, CONSULTANT shall promptly remit to KENNAMETAL an invoice detailing the number of service hours rendered, related travel time and any reimbursable expense, to be paid by the Company within forty-five (45) days of receipt thereof.

CONSULTANT acknowledges that he will not be paid any "wages" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) in respect of the consulting services under this Agreement, and KENNAMETAL will not withhold any amounts from the consideration paid hereunder for tax purposes. CONSULTANT shall, except as provided under Section 14(e) of this Agreement, be solely responsible for all applicable federal, state or local income, employment or other taxes (including penalties and interest thereon) imposed on him as a result of this Agreement, including, but not limited to, by reason of the payment of any compensation to him in respect of this Agreement. In accordance with current law, KENNAMETAL shall annually file with the Internal Revenue Service a Form 1099-MISC. (Miscellaneous Income), reflecting the gross annual payments by KENNAMETAL to CONSULTANT pursuant to this Agreement, net of any reimbursed expenses incurred by CONSULTANT on behalf of KENNAMETAL. Upon request by KENNAMETAL, CONSULTANT will provide documentation evidencing compliance with all applicable federal, state and local income tax and/or self-employment tax laws in regard to amounts received by CONSULTANT under this Agreement.

5.    CONFIDENTIAL INFORMATION

CONSULTANT acknowledges that, in order for him to render consulting services to KENNAMETAL, he must be granted access to trade secret or confidential information owned by KENNAMETAL, which may be of a business or technical nature (hereinafter called Confidential Information). CONSULTANT shall receive, consider and guard any and all Confidential Information disclosed to him, whether orally, visually or in writing, as confidential, secret property of KENNAMETAL.

Confidential Information shall not include information which is:

(a) now or hereafter publicly known by reason of a comprehensive disclosure in a single publication, such as a patent, or an article in a learned publication (as opposed to being revealed in two or more unrelated publications), without an act attributable to CONSULTANT which would breach this Agreement; or

(b) received by CONSULTANT from a third party without restriction, which third-party shall not, with respect to such information, be in breach of any duty of confidentiality to KENNAMETAL.

During the term of this Agreement and thereafter, CONSULTANT shall treat the Confidential Information with the highest degree of care and confidentiality. Except in connection with, and as required by, his duties under this Agreement, and only to such extent connected and required, CONSULTANT shall not use, or disclose, to any third party, any Confidential Information, in any manner whatsoever, without prior written consent of KENNAMETAL in each instance.

CONSULTANT shall not make copies of any Confidential Information, except in connection with the work under this Agreement, and then only as reasonably necessary for such work. All such copies shall include the KENNAMETAL copyright and other proprietary marking of the original, if any. At the end of this Agreement, or at the request of KENNAMETAL, CONSULTANT shall return all materials and all other data to KENNAMETAL which contains, refers to or constitutes Confidential Information, except as otherwise directed by KENNAMETAL.

6. RETIREMENT BENEFITS

Nothing in this Agreement shall be construed to affect the rights or obligations of CONSULTANT, once retired, as a former employee of KENNAMETAL to participate in and receive benefits under and in accordance with the provisions of any retirement income plan, thrift plan, additional compensation plan, or insurance plan applicable to him. CONSULTANT acknowledges that he will not accrue retirement benefits or any other employee benefits as a result of the relationship created or work performed under this Agreement.

7. OTHER BENEFITS

CONSULTANT acknowledges that he is not eligible for any benefits or coverages that are not specifically addressed in this Agreement. To the extent that he has a need for medical and dental coverage, workers’ compensation coverage, life insurance coverage, short-term/long-term disability coverages, travel accident coverage or any other such coverage, CONSULTANT acknowledges that he will obtain such coverages independently and that such coverages will not be provided by KENNAMETAL in accordance with this Agreement.

8. TERMINATION

Notwithstanding the Termination Date set forth in Paragraph 2, in that this Agreement calls for the personal services of CONSULTANT, it shall terminate automatically upon his death or physical incapacity to perform his obligations hereunder prior to the Termination Date. KENNAMETAL shall be responsible for payment for services rendered by CONSULTANT, and related travel time and any reimbursable expense prior to termination of the Agreement.

9. CHOICE OF LAW

This Agreement shall be interpreted and enforced in accordance with the law of the Commonwealth of Pennsylvania.

10. STATUS OF PARTIES

CONSULTANT acknowledges and agrees that he shall, at all times, be acting as an independent contractor and not an employee of KENNAMETAL within the meaning of the provisions of occupational health and safety, workers’ compensation, employment, labor, ERISA, tax and/or other applicable law, and neither CONSULTANT nor KENNAMETAL will represent to the contrary to any person. KENNAMETAL shall have no right to control or direct the details, manner or methods by which CONSULTANT carries out his obligations under this Agreement (including, without limiting the generality of the foregoing, his hours or days of work or the places at which he performs such work), nor shall CONSULTANT incur legal obligations on KENNAMETAL’s behalf or bind, or purport to bind, KENNAMETAL to any agreement or understanding without KENNAMETAL'S prior written consent.

Both CONSULTANT and KENNAMETAL acknowledge that Consultant shall retain the right to perform services for others during the term of this Agreement. If at any time during the term of this Agreement, CONSULTANT proposes to perform services for others that may conceivably either directly or indirectly conflict with the interests of KENNAMETAL, CONSULTANT will notify KENNAMETAL in writing at least two weeks prior to performing any such services. If, in the opinion of KENNAMETAL, such proposed services constitute a conflict of interest, and such services are performed by CONSULTANT, KENNAMETAL may, at its election, immediately terminate this Agreement.

11.    INDEMNIFICATION

KENNAMETAL shall indemnify and hold harmless CONSULTANT for any loss, damage, injury, death or liability arising out of the performance of CONSULTANT’s duties and obligations under this Agreement, except to the extent that the loss, damage, injury, death or liability results from CONSULTANT’S gross negligence, willful misconduct or fraud.

12. MUTUAL RELEASE AGAINST LIABILITY

12.1 CONSULTANT hereby releases KENNAMETAL from any and all liability for damage to property or loss thereof, personal injury or death during the term of this Agreement or thereafter, sustained by CONSULTANT, as a result of performing the services under this Agreement or arising out of the performance of such services, except to the extent that the damage or loss results from the negligent acts or omissions of KENNAMETAL.

12.2 KENNAMETAL hereby releases CONSULTANT from any and all liability for damage to property or loss thereof, personal injury or death during the term of this Agreement or thereafter, sustained by KENNAMETAL, as a result of performing the services under this Agreement or arising out of the performance of such services, except to the extent that the damage or loss results from the negligent acts or omissions of CONSULTANT.

13. AMENDMENTS

This Agreement contains the whole of the post-employment consulting relationship between the parties and may not be modified or amended except in writing signed by both parties.

14.    CODE SECTION 409A

(a) It is intended that this Agreement shall comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) or an exception thereto, and the Agreement shall be interpreted on a basis consistent with such intent.
(b) If an amendment of the Agreement is necessary in order for it to comply with Section 409A of the Code, the parties hereto will negotiate in good faith to amend the Agreement in a manner that preserves the original intent of the parties to the extent reasonably possible.
(c) For purposes of this Agreement and except as otherwise specifically provided herein, each payment is intended to be excepted from Section 409A of the Code as a short-term deferral and shall be paid within the applicable 2½ month period specified in Treas. Reg. Section 1.409A-1(b)(4).
(d) With respect to taxable reimbursements provided for herein, if any, the following conditions shall be applicable: (i) the amount eligible for reimbursement in one calendar year may not affect the amount eligible for reimbursement in any other calendar year, (ii) any reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(e) CONSULTANT and KENNAMETAL acknowledge and agree that CONSULTANT’s voluntary retirement from KENNAMETAL will constitute a separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder. Notwithstanding, KENNAMETAL acknowledges and agrees to indemnify and reimburse CONSULTANT for any tax, interest or penalties imposed on CONSULTANT (including any tax, interest or penalties imposed on such payment) arising with respect to a violation of Section 409A based on a final determination that CONSULTANT’s voluntary retirement did not constitute a separation from service with KENNAMETAL. Any such payment shall be made by the end of CONSULTANT’s taxable year immediately following CONSULTANT’s taxable year in which he remits the related taxes.
(f) Except as otherwise specifically provided herein, no action or failure to act pursuant to this Section 14 shall subject KENNAMETAL to any claim, liability, or expense, and KENNAMETAL shall not have any obligation to indemnify or otherwise protect CONSULTANT from the obligation to pay any taxes pursuant to Section 409A of the Code.

15. ADMINISTRATION

The administration of this Agreement on KENNAMETAL'S behalf shall be through Carlos M. Cardoso, Chairman, President and Chief Executive Officer, or his designee.

16. SUCCESSORS AND ASSIGNS

This Agreement shall not be assignable by CONSULTANT without KENNAMETAL’s express written consent. KENNAMETAL may unilaterally assign this Agreement to any parent, subsidiary or affiliate of KENNAMETAL, or any successor corporation or entity of KENNAMETAL or any affiliate thereof. Subject to the foregoing, this Agreement shall be enforceable by Consultant and his heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns.

17.    SEVERABILITY

Each provision of this Agreement will be interpreted so as to be effective and valid under applicable law. CONSULTANT and KENNAMETAL agree that in the event that any provision of this Agreement is found to be unreasonable or unenforceable, it is the purpose and intent of the parties that any such provision be deemed modified or limited, so that such provision may be enforced to the fullest extent possible. If any provision of this Agreement is held invalid, the remaining terms and provisions of this Agreement shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

18.    WAIVER

No failure or delay by KENNAMETAL or CONSULTANT in enforcing or exercising any right or remedy hereunder will operate as a waiver thereof. A waiver by any party hereto of a breach of the provisions of this Agreement, or compliance therewith, shall not be deemed a waiver of such provisions at any prior or subsequent time.

19.    ENTIRE AGREEMENT

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes any prior written or oral agreements with respect to the subject matter thereof.

20.    COUNTERPARTS.

This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute a single agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

ATTEST:                             KENNAMETAL INC.

	By:	/s/ Carlos M. Cardoso

WITNESS:
/s/ Michael G. Pepperney		/s/ Philip H. Weihl
CONSULTANT